Exhibit 10.2

NOBLE ENERGY, INC.
2017 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD NOTICE
[3-YEAR CLIFF VESTED]

You, the Participant named below, have been awarded the following restricted stock award of shares (the “Restricted Shares”) of Common Stock on the terms and conditions set forth below and in accordance with the Restricted Stock Award Agreement to which this Restricted Stock Award Notice is attached (the “Agreement”) and the Noble Energy, Inc. 2017 Long-Term Incentive Plan (the “Plan”):

Participant Name:    ________________________________

Number of Restricted
Shares Awarded:     ________________________________

Award Date:    ________________________________

Vesting Schedule:
The Restricted Shares will be subject to a restricted period (the “Restricted Period”) that will commence on the Award Date and end on the third anniversary of the Award Date. During the Restricted Period, the Restricted Shares will be subject to the restrictions described in the Agreement, provided, however, that the restrictions will be removed as to:

(i)	100% of the Restricted shares on the third anniversary of the Award Date, provided Participant is in the continuous employ or service of Noble or an Affiliate until such date.

Please note that this Restricted Stock Award Notice serves as your notice of the Award and is for your personal files. You are not required to sign and return any documents. You will be deemed to accept the Award unless you promptly notify the compensation department of Noble in writing that you reject the Award. By accepting this Award, you are agreeing to be bound by the terms of this Restricted Stock Award Notice, the Agreement and the Plan.

NOBLE ENERGY, INC.

David L. Stover
President and CEO

Exhibit 10.2

NOBLE ENERGY, INC.
2017 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (“Agreement”), made and entered into as of the Award Date (as set forth on the Restricted Stock Award Notice), is by and between Noble Energy, Inc., a Delaware corporation (“Noble”), and the Participant named in the Restricted Stock Award Notice, pursuant to the Noble Energy, Inc. 2017 Long-Term Incentive Plan (the “Plan”).

1.    Restricted Stock Award. Effective as of the Award Date, Noble hereby awards to Participant, and Participant hereby accepts, a restricted stock award (“Award”) of Restricted Shares on the terms and conditions and subject to the restrictions, including forfeiture, set forth in this Agreement, the Restricted Stock Award Notice and the Plan (including but not limited to the terms relating to Participant’s right to vote the Restricted Shares and right to receive any dividends with respect to the Restricted Shares). The Restricted Shares will be issued in book-entry or stock certificate form in the name of Participant as of the Award Date and will be held by Noble in escrow for Participant’s benefit as described in the Plan.

2.    Vesting and Forfeiture.

(a)    The Restricted Shares will be subject to restrictions during the Restricted Period in accordance with the Vesting Schedule set forth in the Restricted Stock Award Notice. Subject to the provisions set forth in the Plan, including terms providing for earlier vesting and removal of the following restrictions in certain circumstances, during the Restricted Period, the Restricted Shares will be subject to being forfeited by Participant to Noble as provided in this Agreement, and Participant may not sell, assign, transfer, discount, exchange, pledge or otherwise encumber or dispose of any of the Restricted Shares, other than by will or pursuant to the applicable laws of descent and distribution.

(b)    As soon as practicable (but in no event later than 60 days) after the termination of the restrictions applicable hereunder to a portion of the Restricted Shares, that portion of the Restricted Shares, together with any dividends or other distributions with respect to those shares then being held by Noble, will be delivered to Participant free of such restrictions.

(c)    Immediately after termination of Participant’s employment or service with Noble and its Affiliates, (i) all Restricted Shares as to which the restrictions applicable hereunder have not by that time been removed or are not as of such date being removed pursuant to the Restricted Stock Award Notice and this Agreement or the applicable provisions of the Plan will be forfeited (the “Forfeited Shares”) along with any accumulated dividends or distributions with respect to such shares, and neither Participant nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives will have any rights whatsoever in and to any of the Forfeited Shares or related dividends or distributions, and (ii) all of the Forfeited Shares will automatically revert to Noble at no cost.

3.    Withholding Taxes.

(a)    Participant may elect within 30 days of the Award Date and on notice to Noble to realize income for federal income tax purposes equal to the fair market value of the Restricted Shares on the Award Date. In such event, Participant will make arrangements satisfactory to Noble or the appropriate Affiliate to pay at such time any federal, state or local taxes required to be withheld with respect to such shares.

(b)    If no election is made by Participant pursuant to Section 3(a) hereof, then upon the termination of the restrictions applicable hereunder to all or any portion of the Restricted Shares, Participant (or in the

Exhibit 10.2

event of Participant’s death, the administrator or executor of Participant’s estate) will pay to Noble or the appropriate Affiliate, or make arrangements satisfactory to Noble or such Affiliate regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(c)    Any provision of this Agreement to the contrary notwithstanding, if Participant does not satisfy his or her obligations under paragraphs (a) or (b) of this Section, Noble and its Affiliates will, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Noble or an Affiliate to or with respect to Participant, whether or not pursuant to this Agreement, or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

4.    Effect on Employment or Services. Nothing contained in the Plan or in this Agreement will confer upon Participant any right with respect to the continuation of his or her employment by or service with Noble or an Affiliate, or interfere in any way with the right of Noble or an Affiliate, (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of Participant from the rate in existence at the date of this Agreement.

5.    The Plan and Restricted Stock Award Notice. The terms and provisions of the Plan and the attached Restricted Stock Award Notice are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan will control. Capitalized terms used in this Agreement and not otherwise defined in this Agreement will have the respective meanings assigned to such terms in the Plan.

6.    Assignment/Transferability. Noble may assign all or any portion of its rights and obligations under this Agreement. The Award, the Restricted Shares and the rights and obligations of Participant under this Agreement may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by Participant other than by will or the laws of descent and distribution. The Committee may issue such instructions to Noble’s transfer agent in connection with the restrictions on transfer of the Restricted Shares as it deems appropriate. Any certificate for shares of Common Stock issued to Participant pursuant to the Award may include any legend that the Committee deems appropriate to reflect the restrictions on transfer of the Restricted Shares and other restrictions as the Committee may deem advisable as described in the Plan. Should such shares of Common Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable to comply with applicable law.

7.    Binding Effect/Governing Law. This Agreement will be binding upon and inure to the benefit of (i) Noble and its successors and assigns, and (ii) Participant and his or her heirs, devisees, executors, administrators and personal representatives. This Agreement will be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by federal law.
8.    Compensation Recoupment Policy. By accepting the Award, Participant hereby acknowledges and agrees that Participant and the Award are subject to Noble’s compensation recoupment policy as contained in Noble’s Code of Conduct (the “Policy”), as amended from time to time, and the terms and conditions of the Policy are hereby incorporated by reference into this Agreement.